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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

Continental Cablevision, Inc.:

  We consent to the inclusion of our report dated March 4, 1994, except for note 11, which is as of June 21, 1994, with respect to the balance sheets of Cablevision of Chicago as of December 31, 1993 and 1992 and the related statements of operations and partners' deficiency and cash flows for the years then ended, which report appears in the Form S-4 of Continental Cablevision dated January 27, 1995.

KPMG Peat Marwick LLP

Jericho, New York
January 26, 1995